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                                                                      EXHIBIT 21

                         ADVANCED MICRO DEVICES, INC.

                              LIST OF SUBSIDIARIES

Name of Subsidiary                              State or Jurisdiction in Which
------------------                                Incorporated or Organized
                                                  -------------------------
Domestic Subsidiaries
---------------------
Advanced Micro Ltd.                                          California
AMD Corporation                                              California
AMD Far East Ltd.                                            Delaware
AMD International Sales and Service, Ltd.                    Delaware
AMD Texas Properties, LLC                                    Delaware

Foreign Subsidiaries
--------------------
Advanced Micro Devices S.A.N.V.                              Belgium
AMD South America Limitada (1)                               Brazil
Advanced Micro Devices (Canada) Limited                      Canada
Advanced Micro Devices (Suzhou) Limited (2)                  China
Advanced Micro Devices S.A.                                  France
Advanced Micro Devices GmbH                                  Germany
AMD Saxony Holding GmbH                                      Germany
AMD Saxony Manufacturing GmbH (3)                            Germany
AMD Foreign Sales Corporation                                Guam
Advanced Micro Devices S.p.A.                                Italy
AMD Japan Ltd.                                               Japan
Advanced Micro Devices Sdn. Bhd.                             Malaysia
Advanced Micro Devices Export Sdn. Bhd. (4)                  Malaysia
Advanced Micro Devices Services Sdn. Bhd.                    Malaysia
AMD (Netherlands) B.V. (5)                                   Netherlands
Advanced Micro Devices (Singapore) Pte. Ltd.                 Singapore
AMD Holdings (Singapore) Pte. Ltd. (6)                       Singapore
Advanced Micro Devices AB                                    Sweden
Advanced Micro Devices S.A. (7)                              Switzerland
AMD (Thailand) Limited (6)                                   Thailand
Advanced Micro Devices (U.K.) Limited                        United Kingdom

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(1)  Subsidiary of AMD International Sales and Service, Ltd. and AMD Far East Ltd.
(2)  Subsidiary of AMD Holdings (Singapore) Pte. Ltd.
(3)  Subsidiary of AMD Saxony Holding GmbH
(4)  Subsidiary of Advanced Micro Devices Sdn. Bhd.
(5)  Subsidiary of Advanced Micro Devices Export Sdn. Bhd.
(6)  Subsidiary of Advanced Micro Devices (Singapore) Pte. Ltd.
(7)  Subsidiary of AMD International Sales and Service, Ltd.
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